Exhibit (10)(e)(1)

ALLTEL CORPORATION
2007 STOCK OPTION PLAN

Adopted as of November 16, 2007 (the “Effective Date”)

1.	Purpose of the Plan

The purpose of the Alltel Corporation (the “Company”) 2007 Stock Option Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing the key employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.	Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a)	“Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b)	“Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(c)
“Cause” shall mean, when used in connection with the termination of a Participant’s Employment, with respect to each Option (x) if the Participant has an effective employment agreement with the Company or any Affiliate at the Grant Date for such Option, the definition used in such employment agreement at such time (including any applicable procedures which apply in order for a termination for Cause pursuant to such employment agreement to be effective), or (y) if the Participant does not have an effective employment agreement at such time, the termination of the Participant’s Employment with the Company and all Affiliates on account of (i) a willful failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any of its Affiliates, the Sponsors or any of its affiliates (whether financially, reputationally or otherwise); (iii) a material breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the

Participant’s unauthorized removal from the premises of the Company or an Affiliate of any document (in any medium or form) relating to the Company or an Affiliate, the Sponsors, or the customers of the Company or an Affiliate other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude.  Any rights the Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Employee or at law or in equity.  If, subsequent to the termination of Employment of a Participant, it is discovered that such Participant’s Employment could have been terminated for Cause under clause (y), as such term is defined above, the Participant’s Employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(d)	“Change in Control” shall mean the occurrence of any of the following events:

i.
the acquisition (other than by the Sponsors) by any Person, including any “group” (as defined in section 13(d) of the Exchange Act), through one transaction or a series of related transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

ii.
the merger, consolidation or similar transaction involving the Company or its Affiliates as a result of which Persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company, provided that any such transaction shall be deemed to constitute a Change in Control unless such Persons own such interest in substantially the same proportion as immediately prior to the transaction except that any increase in proportionate ownership by the Sponsors shall be counted as if it were continued ownership for purposes of this paragraph; or

iii.	a shareholder vote approving the liquidation or dissolution of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)	“Common Stock” shall mean the common stock of the Company, par value US $0.01 per share.

(g)	“Company” shall mean Alltel Corporation.

(h)
“Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as specified in the Participant’s Stock Option Grant Agreement, provided that in the event the Participant is party to an effective employment agreement with the Company or any Affiliate on the Grant Date for an Option, and such agreement contains a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at such time shall control with respect to such Option.

(i)	“Eligible Employee” shall mean any employee of the Company or an Affiliate who is proposed by the Chief Executive Officer of the Company and mutually agreed to by the Board.

(j)	“Employment” shall mean employment with the Company or any Affiliate. “Employee” and“Employed” shall have correlative meanings.

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)	“Exercise Date” shall have the meaning set forth in Section 4.10 hereof.

(m)	“Exercise Notice” shall have the meaning set forth in Section 4.10 hereof.

(n)
“Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Board for each Grant and initially specified in the Stock Option Grant Agreement, subject to any adjustment that may be made following the Date of Grant in accordance with the Plan.

(o)
“Fair Market Value” shall mean, as of the Effective Date, $10.00 per share and, as of any other date (1) prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock as determined in good faith by the Board after consideration of a third-party valuation analysis based on the fair market value of the entire net equity of the Company without, however, giving effect to any discount attributable to the size of any person’s holdings of Common Stock; or (2) on which a Public Market for the Common Stock exists, (i) the closing price on such date of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board.  Prior to the existence of a Public Market for the Common Stock, Fair Market Value shall not be required to be determined more frequently than annually, and any such determination shall be effective until the next such determination is made.  The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board.  In the event that the price of a share of Common Stock shall not be so reported or furnished after the existence of a Public Market for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.  In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(p)
“Good Reason” shall mean (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results solely from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary or bonus opportunity other than a decrease in bonus opportunity of less than 10% that applies generally to employees of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Participant’s commencement of participation in the Plan, in each case, without the Participant’s prior written consent; provided that, within twenty days following the Participant’s knowledge of the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within twenty days following the Company’s receipt of such notice.  Notwithstanding the foregoing, if, as of the Grant Date for an Option, the Participant is a party to an effective employment agreement with the Company or an Affiliate that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement at such time shall control with respect to such Option (including any applicable procedures which apply in order for a termination for Good Reason pursuant to such employment agreement to be effective).

(q)	“Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(r)	“Grant Date” shall mean the Grant Date as defined in Section 4.3 herein.

(s)
“Initial Sponsor Shares” shall mean the shares of the Company’s Common Stock acquired by the Sponsors on the Effective Date, and shall include any stock, securities or other property or interests received by the Sponsors in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the Effective Date.

(t)
“Liquid Securities” shall mean securities as to which there is ADTV, within the meaning of Rule 100 of Regulation M under the Exchange Act at least equal to at least two times the ADTV of the Company during calendar year 2006 and, for equity securities, as to which the issuer of such securities has a Public Float equal to at least two times the

Public Float of the Company as reported in its Form 10-K covering its 2006 fiscal year.

(u)
“Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, substantially in the form attached hereto as Exhibit B, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

(v)
“MoM” shall mean the quotient obtained by dividing (x) the amount received by the Sponsors in cash or Liquid Securities (valued at the fair market value at the time of receipt, using the principles described in respect of the term “Fair Market Value” described above) in exchange for, or in respect of, Initial Sponsor Shares by (y) the Sponsor Price; it being understood that the mere existence of a Public Market for the Common Stock shall not mean that any amount has been received in exchange for or in respect of the Initial Sponsor Shares.

(w)	“Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option’ within the meaning of Section 422 of the Code.

(x)
“Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan, including Time-Based Options, Performance-Based Options and Rollover Options.  Each Option granted under the Plan shall be a Non-Qualified Stock Option.

(y)	“Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(z)	“Performance-Based Option” shall mean Options described in Section 4.4.2.

(aa)	“Permitted Transferee” shall have the meaning set forth in Section 4.6.

(bb)	“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(cc)
“Public Market” shall be deemed to exist for purposes of the Plan if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(dd)
“Qualifying Termination” shall mean, with respect to a Participant, a termination of such Participant’s Employment by the Company without Cause or by the Participant for Good Reason, in either case upon or during the two-year period immediately following a Change in Control.

(ee)
“Rollover Option” shall mean an Option that is rolled over from an option that is outstanding immediately prior to the Effective Date, the vesting provisions for which are described in Section 4.4.3 below.

(ff)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(gg)	“Sponsors” shall mean TPG Partners V, L.P., GS Capital Partners VI, L.P. and their respective affiliates (as such term is defined in Rule 405 under the Securities Act).

(hh)	“Sponsor Price” shall mean $4,479,636,132.50.

(ii)
“Stock Option Grant Agreement” shall mean an agreement, substantially in the form which is attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, as amended from time to time.

(jj)	“Time-Based Option” shall mean Options described in Section 4.4.1.

(kk)
“Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest.  “Transferee” and “Transferor” shall have correlative meanings.

(ll)	“Vesting Date” shall mean the date an Option becomes exercisable as specified in Section 4.4 herein.

3.	Administration of the Plan

The Board shall administer the Plan, provided that the Board may appoint a committee to administer the Plan.  In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan.  No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan unless such decision also affects the Options of other Participants in the same manner.

3.1
Powers of the Board.  In addition to the other powers granted to the Board under the Plan, the Board shall have the power, in each case, consistent with the terms of the Plan: (a) to approve the Eligible Employees to whom Grants shall be made, as recommended by the Chief Executive Officer; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2	Determinations of the Board. Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

3.3
Indemnification of the Board.  No member of the Board nor the Sponsors or their employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant.  To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board or is or was a Sponsors or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4
Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded and the Company shall use its reasonable best efforts to cause such compliance.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in good faith and consistent with customary practice deems advisable in order to comply with any such laws, regulations or requirements.  The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Common Stock pursuant to any Grant as necessary to avoid a violation of federal, state or non-U.S. securities laws.  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Common Stock pursuant to any Grant in accordance with the preceding sentence.  During the period that the effectiveness of the exercise of an Option has been so deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5	Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Plan shall govern.

3.6
Plan Term.  The Board shall not Grant any Options under this Plan on or after the tenth anniversary of the Effective Date.  All Options which remain outstanding after such date shall continue to be governed by the Plan.

4.	Options

Subject to adjustment as provided in Section 4.13 hereof, the Board may grant to Participants Time-Based Options and Performance-Based Options to purchase shares of Common Stock of the Company that, in the aggregate, do not exceed 32,117,653 shares of Common Stock and Rollover Options to purchase up to 7,999,970 shares of Common Stock.  Options to purchase up to 22,235,051 shares of Common Stock of the Company may be Time-Based Options and Options to purchase up to 9,882,602 shares of Common Stock of the Company may be Performance-Based Options.  To the extent that any Time-Based Option or Performance-Based Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares of Common Stock covered by such Option shall again be available for Grant under the Plan.

4.1	Identification of Options. The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

4.2
Exercise Price.  The Exercise Price of each Time-Based Option and Performance-Based Option granted under the Plan shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.  The Exercise Price of each Rollover Option shall be $2.50 per share.

4.3
Grant Date.  The Grant Date of an Option shall be the date designated by the Board and specified in the applicable Stock Option Grant Agreement as of the date the Option is granted.  The Grant Date for all Rollover Options shall be the Effective Date.

4.4
Vesting Date of Options.  The Vesting Date for Options shall be determined pursuant to the rules set forth in this Section 4.4 except as otherwise provided for any Option in the applicable Stock Option Grant Agreement.

4.4.1	Time-Based Options.

4.4.1.1
Generally.  Each Time-Based Option shall vest and become exercisable in equal installments of 20% each on each successive anniversary of the Grant Date for such Option, until 100% of such Option is fully vested and exercisable, subject, except as set forth below, to the Participant’s continued Employment through the applicable Vesting Date.

4.4.1.2
Accelerated Vesting on a Qualifying Termination. Upon the termination of a Participant’s Employment in a Qualifying Termination, any unvested portion of his Time-Based Option shall vest and become exercisable.

4.4.2
Performance-Based Options.  Each Performance-Based Option shall vest and become exercisable (i) upon (A) the Sponsors attaining a return of at least half of the Sponsor Price in cash and (B) the Sponsors attaining a minimum MoM as specified in this Section 4.4.2 and (ii) subject to the Participant’s continued Employment with the Company through the date the conditions described in the preceding clause (i) are achieved.  The minimum MoM applicable to each Performance-Based Option shall be set forth in the Stock Option Grant Agreement for such Option.  Performance-Based Options with respect to half of the maximum number of shares of Common Stock of the Company available to be issued pursuant to such Options shall be subject to a vesting condition of an MoM quotient of 1.5, and the remaining Performance-Based Options shall be subject to a vesting condition of an MoM quotient of 2.0.

4.4.3	Rollover Options. Each Rollover Option shall be immediately and fully vested and exercisable at the time of Grant.

4.5
Term of Options.  Each Time-Based Option and Performance-Based Option shall have a term of 10 years.  Each Rollover Option shall have a term that is the same as the remaining term of such Rollover Option immediately prior to the Effective Date.  Options shall be subject to early termination prior to the scheduled expiration of their terms as provided in this Section 4.5.  The consequences of the termination of Employment of a Participant with respect to an Option shall be determined pursuant to this Section 4.5, except as otherwise provided for any Option in the applicable Stock Option Grant Agreement.

4.5.1	Death and Disability. Upon termination of Employment of a Participant as a result of the Participant’s death or Disability, (i) all Options held by such Participant at such time and which shall not prior thereto have vested and become exercisable shall immediately terminate and be cancelled and (ii) Options held by such Participant that shall have become vested and exercisable prior thereto shall remain outstanding until the earlier of the first anniversary of such termination and the expiration of the term of such Option.

4.5.2	Cause. All Options held by a Participant shall immediately terminate and be cancelled upon the termination of the Employment of a Participant for Cause.

4.5.3
Other.  Upon termination of Employment of a Participant in circumstances other than those specified in Sections 4.5.1 or 4.5.2 above, (i) all Options held by such Participant at such time and which shall not prior thereto have vested and become exercisable shall immediately terminate and be cancelled and (ii) Options held by such Participant that shall have become vested and exercisable prior thereto shall remain outstanding until the earlier of the expiration of 90 days following such termination and the expiration of the term of such Option.

4.5.4
Performance-Based Options.  Following a transaction or series of transactions involving the Company pursuant to which the Sponsors received cash or Liquid Securities in respect of all of the shares of Common Stock held by the Sponsors, any Performance-Based Options that have not vested and become exercisable shall immediately terminate and be cancelled.

4.6
Limitation on Transfer.  Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Board, which shall not be unreasonably withheld, and compliance with all applicable tax, securities and other laws, any family trust, partnership or custodianship created by the Participant (each of (i) and (ii), a “Permitted Transferee”).

4.7
Condition Precedent to Transfer of Any Option.  It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the Management Stockholder’s Agreement (but only while and to the extent that the Management Stockholders’ Agreement continues in effect) as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.8
Effect of Void Transfers.  In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.9
Exercise of Options.  A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto.

4.10
Method of Exercise.  The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary. If there is no Public Market for the Common Stock, the Exercise Notice must be delivered no less than two business days in advance of the effective date of the proposed exercise and if there is a Public Market for the Common Stock, on customary terms and conditions (the “Exercise Date”).  Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the existence of a Public Market for the Common Stock, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee, such

Permitted Transferee shall indicate in writing that he agrees to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.7 hereof) and, prior to the existence of a Public Market for the Common Stock, by the Management Stockholders’ Agreement.  The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Board.  In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the exercise of such Option.  The Board may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash.  Notwithstanding the foregoing, the Company will permit each Participant (and any Permitted Transferee) to exercise all or any portion of an Option through cashless net-physical settlement (to satisfy both the exercise price and any applicable withholding taxes).  Cashless net-physical settlement exercise shall be based on Fair Market Value determined as set forth herein.  The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion of the Option.

4.11
Certificates of Shares.  Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.10 and, prior to the existence of a Public Market for the Common Stock, upon execution of the Management Stockholders’ Agreement, in the Board’s sole discretion, certificates of shares of Common Stock may be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date.  Prior to the existence of a Public Market, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement.

4.12	Amendment of Terms of Options. The Board may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ existing rights under the Plan or such Option without such Participant’s written consent.

4.13	Adjustment Upon Changes in Company Stock.

4.13.1
Increase or Decrease in Issued Shares Without Consideration.  Except as provided below, in the event of any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, stock split, reverse stock split, separation, spinoff, reorganization, share combination, extraordinary dividend or other distribution, recapitalization, increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company or similar event affecting the capital structure of the Company, the number of shares of Common Stock reserved for grant under this Plan, the number of shares of Common Stock subject to the Options, the Exercise Price per share of Common Stock and/or Fair Market Value shall be equitably and proportionately adjusted to prevent the enlargement or dilution of the rights of any Option holder.

4.13.2
Extraordinary Dividend.  In the event of an extraordinary dividend or other distribution with respect to the Common Stock of the Company, each Participant, with respect to the portion of any Option for which the Vesting Date occurs prior to the payment of such dividend or distribution, shall be entitled, in lieu of the adjustment provided for in Section 4.13.1 above, to the payment such Participant would have received had such Participant been the owner of the number of shares of Common Stock subject to such portion on the record date for such dividend or other distribution.  This Section 4.13.2 shall not affect the treatment of the unvested portion of any Options upon the occurrence of an event described herein.

4.13.3
Rights in Certain Circumstances.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger or consolidation involving the Company in which holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall have the power to cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (1) the value, as determined by the Board in good faith of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (2) the Exercise Price.

4.13.4
Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13.1 through 4.13.4 hereof, the Board shall, in its sole discretion, make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs, in the per-share Exercise Price of each such Option, and in Fair Market Value, as the Board may consider appropriate, to prevent dilution or enlargement of rights.

4.13.5
No Other Rights.  Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

4.13.6	Savings Clause. Section 4.13 shall be modified to the extent necessary to avoid the imposition of any taxes or penalties under Section 409A of the Code.

5.	Miscellaneous

5.1
Rights as Stockholders.  The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares.  Except as otherwise expressly provided in Section 4.13 herein, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2
No Special Employment Rights.  Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3	No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4
Restrictions on Common Stock.  The rights and obligations of the Participants with respect to Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement so long as it is in effect.

5.5	Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Alltel Corporation
One Allied Drive
Little Rock, AR 72202

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Attention:  Arthur Kohn

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6	Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7
Severability.  In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.8	Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

Exhibit “A”

STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)

THIS AGREEMENT, made as of this ___ day of _________ 2007 between Alltel Corporation (the “Company”) and ___________________ (the “Participant”).

WHEREAS, the Company has adopted and maintains the Amended and Restated Alltel Corporation Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to ______ shares of Common Stock of the Company.  The Option will be a Time-Based Option to purchase _________ shares of Common Stock and a Performance-Based Option to purchase _________ shares of Common Stock and a Rollover Option to purchase _________ shares of Common Stock.  The MoM condition for the Performance-Based Option shall be 1.5 with respect to ___________ shares of Common Stock and 2.0 with respect to _____________ shares of Common Stock.

2. Grant Date.  The Grant Date of the Option hereby granted is ________.

3. Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, including Section 3 thereof, shall govern.  All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price.  The exercise price for each share of Common Stock underlying the Time-Based Option and the Performance-Based Option hereby granted is $___________ and the exercise price for each share of Common Stock underlying the Rollover Option granted is $________.

5. Limitation on Transfer.  The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan.  Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant

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Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant.  All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement.

6. Integration.  This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan.  This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, including all prior agreements related to the Rollover Options.

7. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

9. Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive.  The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

*            *            *            *            *

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

Alltel Corporation

_____________________________
By:
Title:

_____________________________
[Participant’s name]

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Exhibit “A” For Eight Executives

STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)

THIS AGREEMENT, made as of this ___ day of _________ 2007 between Alltel Corporation (the “Company”) and ___________________ (the “Participant”).

WHEREAS, the Company has adopted and maintains the Amended and Restated Alltel Corporation Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.
Grant of Options.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to ______ shares of Common Stock of the Company.  The Option will be a Time-Based Option to purchase _________ shares of Common Stock and a Performance-Based Option to purchase _________ shares of Common Stock and a Rollover Option to purchase _________ shares of Common Stock.  The MoM condition for the Performance-Based Option shall be 1.5 with respect to ___________ shares of Common Stock and 2.0 with respect to _____________ shares of Common Stock.

2.	Grant Date. The Grant Date of the Option hereby granted is ________.

3.
Special CIC Vesting.  In addition to vesting as provided in Section 4.4 of the Plan, the Time-Based Options that are outstanding at the time shall vest in full upon a Modified Change in Control.  For purposes of this agreement, the term “Modified Change in Control” shall mean the occurrence of any of the following events:

i.
the acquisition (other than by the Sponsors) by any Person, including any “group” (as defined in section 13(d) of the Exchange Act), through one transaction or a series of related transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

ii.
the merger, consolidation or similar transaction involving the Company or its Affiliates as a result of which Persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; provided that if the Sponsors own, directly or indirectly, 20% or more of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company and each of the Sponsors (excluding their affiliates) has at least one representative on the board of such company, then no Modified Change in Control shall be deemed to have occurred unless or until the Sponsors attain a return of at least half of the Sponsor Price in cash and the remainder of their interest in such company being converted into Liquid Securities; or

iii.	shareholder approval of the liquidation or dissolution of the Company.

4.
Accelerate Vesting Upon Termination of Employment.  In addition to vesting as provided in Section 4.4 of the Plan, in the event of the termination of the Employment of the Participant as a result of death, Disability, termination by the Company without Cause or termination by the Participant for Good Reason, an additional portion of the Time-Based Options that are outstanding at the time of such termination shall vest upon such termination, such portion to be equal to the portion of such Option that would have vested during the one year immediately following such termination.

5.
Extension of Term Upon Termination of Employment.  Notwithstanding any provision to the contrary in Section 4.5.1, 4.5.2 or 4.5.3 of the Plan, in the event of the termination of the Employment of the Participant as a result of death, Disability, termination by the Company without Cause or termination by the Participant for Good Reason, Performance-Based Options that are outstanding and not exercisable shall remain outstanding until 90 days following such time, if any, within the one year period following such termination of employment, upon which the applicable Vesting Date occurs with respect to such Options, provided that in no event shall the term of such Options extend beyond ten years from the Grant Date for such Options.

6.
Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, including Section 3 thereof, shall govern.  All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.  Notwithstanding anything herein or in the Plan to the contrary, (x) Section 3.2 of the Plan shall not apply to the Options evidenced hereby and (y) with respect to the rights of the Company under paragraph 4.13.3 of the Plan, in the event that the value determined under clause (1) of such paragraph is not at least equal to 1.2 times the Exercise Price of the Option, such rights shall be subject to the Company having used its reasonable best efforts to cause the surviving corporation or other party to the applicable transaction to assume or agree to the rollover or continuation of the Option in manner consistent with the principles set forth in paragraph 4.13.1 of the Plan.

7.	Exercise Price. The exercise price for each share of Common Stock underlying the Time-Based Option and Performance-Based Option hereby granted is $___________ and the

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exercise price for each share of Common Stock underlying the Rollover Option hereby granted is $______________.

8.
Limitation on Transfer.  The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan.  Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant.  All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement.

9.
Integration.  This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan.  This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, including all prior agreements related to the Rollover Options.

10.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

12.
Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

*            *            *            *            *

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

Alltel Corporation

_____________________________

By:
Title:

_____________________________
[Participant’s name]

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